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                                 Exhibit 10.32
                                 -------------

                      Limited Liability Company Agreement
                      -----------------------------------


        This Limited Liability Company Agreement of Angelika Film Centers LLC is made and entered into as of this 27th day of August, 1996 by and between the Members.

        For and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, than other good and valuable consideration, the receipt and sufficiency of which each Member acknowledges, the Members agree as follows:


                                   ARTICLE I

                           DEFINITIONS, CONSTRUCTION

        1.1     Definitions.  When used herein, the following capitalized terms
                -----------
shall have the meanings indicated:

                "Act" means the Delaware Limited Liability Company Act and any
                 ---
        successor statute, as amended from time to time.

                "Affiliate" means as to any Person, a director of such Person
                 ---------
        or any other Person who, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or under common Control with that Person.

                "Agreement" means this Limited Liability Company Agreement, as
                 ---------
        originally executed and as amended from time to time.

                "Angelika, Inc." means Angelika Cinemas, Inc., a New York
                 -------------
        corporation and an indirect wholly-owned subsidiary of Reading Company.

                "Angelika Theatre" means that certain multiplex cinema and cafe
                 ----------------
        complex located at 18 W. Houston Street, New York, New York.

                "Approval of the Members" means, except as specified in Section
                 -----------------------
        III.3, the approval, vote or written consent of those Members holding more than 50% of the Membership Interests.

                "Capital Account" means the capital account established and
                 ---------------
        maintained for a Member pursuant to Article IV.

                "Capital Contribution" means as to any Member the cumulative
                 --------------------
        sum of money contributed by the Member to the capital of the Company, as provided in Article IV.

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        "Certificate" or "Certificate of Formation" means the certificate of
         -----------      ------------------------
formation of the Company filed on July 16, 1996 in accordance with the Act and as amended from time to time.

        "City Cinemas" means City Cinemas Corporation, a New York corporation.
         ------------

        "Code" means the Internal Revenue Code of 1986 and any successor
         ----
statute, as amended from time to time.

        "Company" means Angelika Film Centers, LLC, a Delaware limited liability
         -------
company.

        "Company Minimum Gain" has the meaning ascribed to the term "Partnership
         --------------------
Minimum Gain" in Treas. Reg. (S)1.704-2(d).

        "Control," "Controls," or "Controlled" (and derivations thereof) means
         --------   ---------      ----------
as to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights in the corporation, and as to any other Entity the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the same.

        "Depreciation" means depreciation and amortization of all of the assets
         ------------
of the Company (including, without limitation, depreciation of real and personal property related thereto and the Lease).

        "Dispose," "Disposing," or "Disposition" means a sale, assignment,
         --------   ----------      -----------
transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

        "Dissolution Event" means a Member's resignation, removal, withdrawal,
         -----------------
bankruptcy or dissolution.

        "Distributable Cash" means the amount of money on hand of the Company
         ------------------
and available for distribution to the Members, taking into account all accrued debts, liabilities, and obligations of the Company and any amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, claims with respect to the Company's business or reinvested in any lawful activity that may be undertaken by the Company, as determined by a Majority in Interest of the Members.

        "Entity" means any association, corporation, estate, limited liability
         ------
company, limited partnership, partnership, venture or other entity.

        "Income" means any item of Company economic income not includable in
         ------
gross income for federal income tax purposes, and Company taxable income for federal income

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tax purposes, including Tax Items (items of income, gain, loss, deduction, or credit of the Company) taken into account separately by the Members.

     "Lease" means the Lease dated as of March 4, 1988, between Cable Building
      -----
Associates, as lessor, and Houston Cinema, Inc., a New York corporation, as lessee, regarding the premises located at 18 W. Houston Boulevard, New York, New York, which Lease was subsequently assigned to Angelika Film Centers, Inc., and then to the Company pursuant to the Assignment and Assumption of Lease dated as of August 27, 1996, and as such lease may be amended, modified or supplemented from time to time.

     "Loss" means (i) any Company deduction specially allocable to a Member,
      ----
(ii) any Company expenditure that is neither deductible nor chargeable to capital account under section 705(e)(2)(B) of the Code or Treasury Regulation section 1.704-1(b)(2)(iv) and (d)(2), and (iii) the Company's net loss for federal income tax purposes, excluding deductions described in clause (i) and including Company Tax Items taken into account separately by the Members.

     "Majority in Interest" has the meaning specified in Section III.2.
      --------------------

     "Management Agreement" means the Management Agreement dated as of the date
      --------------------
hereof between the Company and City Cinemas, substantially in the form of Exhibit A hereto.

     "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner
      -----------------------
Nonrecourse Debt" in Treas. Reg. (S) 1.704-2(b)(4).

     "Member Nonrecourse Deductions" means items of Company loss, deduction or
      -----------------------------
Code section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

     "Members" means the persons listed in Section III.1 of this Agreement and
      -------
those persons subsequently admitted as Members pursuant to the terms of this Agreement, so long as they have not ceased being Members pursuant to the terms of this Agreement. A reference to a "Member" means any of the Members, and a reference to a "Majority in Interest" of the Members means a Member or Members owning a majority of the Membership Interest in the Company.

     "Membership Interest" means a Member's interest in income of the Company,
      -------------------
as determined under Section V.I., together with rights and obligations of such Member under the provisions of this Agreement.

     "Nonrecourse Liability" has the meaning set forth in Treas. Reg. (S)
      ---------------------
1.752-1(a)(2).

     "Person" means any individual or Entity.
      ------

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          "Secretary of State" means the Secretary of State of the State of
           ------------------
Delaware.

          "Super Majority in Interest" has the meaning specified in Section
           --------------------------
III.3.

          "Sutton Hill" means Sutton Hill Associates, a California general
           -----------
partnership.

          "Tax Items" has the meaning set forth under the definition of
           ---------
"Income".

     I.2  Directly or Indirectly.  Any provision of this Agreement which refers
          ----------------------
to an action which may be taken by any Person, or which a Person is prohibited from taking, shall include any such action taken directly or indirectly by or on behalf of such Person, including by or on behalf of any Affiliate or agent of such Person.

     I.3  Captions.  All captions in this Agreement are inserted for reference
          --------
only and are not to be considered in the construction or interpretation of any provision hereof.

     I.4  Interpretation.  In the event any claim is made by any Person relating
          --------------
to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

     I.5  References to this Agreement.  References to numbered or lettered
          ----------------------------
articles, sections, and subsections refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

                                  ARTICLE II
                                   FORMATION

     II.1 Formation.  As of the effective date of this Agreement, the Company
          ---------
has been formed as a Delaware limited liability company under and pursuant to the Act. The Company has executed and filed the Certificate with the Secretary of State.

     II.2 Name.  The name of the Company shall be Angelika Film Centers LLC. The
          ----
business of the Company shall be conducted under that name or any other name or names selected by the Members.

     II.3 Principal Office.  The principal office of the Company shall be
          ----------------
Angelika Film Centers, LLC, c/o City Cinemas Corporation, 950 Third Avenue, 26th Floor, New York, New York 10022 or such other office as the Members may designate from time to time. The Company also may have such other offices within the United States as the Members may from time to time determine.

     II.4 Agent.  The Company shall at all times maintain a registered agent as
          -----
required under

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the Act who shall be as stated in the Certificate or as otherwise may be determined from time to time by the Members in the manner provided by law.

       II.5    Business; Purpose; Powers.  The business and purpose of the
               -------------------------
Company is to develop, own and operate the Angelika Theatre and to conduct such other business reasonably related thereto as the Company may engage from time to time as permitted by the Act.

       II.6    Term of the Company.  The term of the Company shall commence on
               -------------------
the date hereof and the Company shall continue in existence as long as the Lease is in full force and effect, or such earlier time as specified in or pursuant to this Agreement.

                                  ARTICLE III
                       MEMBERS AND MEMBERSHIP INTERESTS

       III.1   Members.  Angelika, Inc. and Sutton Hill are hereby admitted as
               -------
Members. Except as otherwise specifically provided in this Agreement, after the date hereof, no Person may be admitted as an additional Member except with the Approval of the Members.

       III.2   Voting Rights; Approval Required.  Except as otherwise
               --------------------------------
specifically provided in this Agreement, the vote, consent, or approval of Members holding in the aggregate more than fifty percent (50%) of the Membership Interests (a "Majority in Interest") shall be required as to all matters as to which the vote, consent or approval of the Members is required or permitted under this Agreement. The vote, consent or approval of the Members, wherever required or permitted hereunder, may be obtained in any manner permitted hereunder or under the Act.

       III.3   Super Majority Voting Rights.
               ----------------------------

               Notwithstanding anything in this Agreement to the contrary, each of the following will require the approval of Members holding 85% or more of the Membership Interests (a "Super Majority in Interest") (i) any sale of all or substantially all of the assets of the Company, (ii) any change in the business and purpose of the Company as set forth in Section II.5 hereof (including, without limitation, the entrance by the Company into a new line of business),
(iii) any amendment, modification or supplement to this Agreement which has an adverse effect to any Member not holding a Majority in Interest, (iv) acquisition of additional cinemas, (v) the issuance by the Company of a guarantee of the indebtedness of any third party, and (vi) any transaction involving the Company and an Affiliate of Angelika, Inc.

       III.4   Meetings of Members.
               -------------------

               III.4.1 No annual or regular meetings of the Members shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Members may fix from time to time.

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               III.4.2  A meeting of the Members may be called at any time by any one or more Members representing fifteen percent (15%) or more of the Membership Interests for the purpose of addressing any matter on which the vote, consent or approval of the Members is required under this Agreement.

               III.4.3 Notice of any meeting of the Members shall be sent or otherwise given to the Members in accordance with this Agreement not less than ten nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

               III.4.4 Attendance, in person or by proxy, of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not fully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as both Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

               III.4.5 Any action that can be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company by a Majority in Interest or Super Majority in Interest of the Members, as the case may be. All such consents shall be maintained in the books and records of the Company.

               III.4.6 Any Member entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Member and delivered to the other Member. The use of proxies in all other respects shall be governed by the provisions of the Delaware General Corporation Law pertaining to the use of proxies by corporate stockholders.

       III.5   Disposition of Interests.
               ------------------------

               III.5.1 No Member shall Dispose of all or any part of its Membership Interest without the approval each of the other Members, except as provided below. Any attempted Disposition of a Membership Interest, or any part thereof, other than in accordance with either Section III.6 or Section III.7 shall be, and hereby is declared, null and void ab initio.

               III.5.2 No Member shall, directly or indirectly, sell, assign, transfer or otherwise dispose of (collectively, a "transfer") its Membership Interest or any part thereof, at any time, except for the transfers:

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                (i)     to an Entity wholly-owned (directly or indirectly) by
                        one or more Members; or

                (ii)    to the parent of any Member; or

                (iii) in the case of Sutton Hill, to James J. Cotter and/or any of his lineal descendants, any trust for the benefit of such person and any trustee thereof; or any Entity controlled by any of the foregoing;

                (iv) in the case of Sutton Hill, to Michael Forman, and/or any of his lineal descendants, any trust for the benefit of such person and any trustee thereof; or any Entity controlled by any of the foregoing;

                (v) in the case of a Member that is a natural person, to any spouse or direct lineal descendants of such Member (an "Heir"), or a trust, corporation or partnership for the benefit of such member and/or one or more of such Member's Heirs;

                (vii) in the case of Sutton Hill, any Entity controlled by James J. Cotter and/or Michael Forman;

                (viii)  in accordance with the terms and conditions of Sections
                        III.6 and III.7.

                III.5.3 If in connection with a permitted Disposition of a Membership Interest a Member purports to grant the Person to which the Membership Interest is Disposed the right to be admitted as a member of the Company, such Person shall have the right to be so admitted as a member if the other Members receive a document (i) executed by both the Member effecting such Disposition and the Person to which the Membership Interest is Disposed, (ii) including the notice and payment address and facsimile number of the Person to be admitted to the Company as a member and the written acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being acquired, (iii) setting forth the respective percentage interests in Company allocations after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest is Disposed, which together shall total the percentage interest in Company allocations of the Member effecting such Disposition prior thereto,
(iv) containing a representation and warranty by the Member effecting the Disposition and the Person to which the Membership Interest is Disposed to the effect that such Disposition was made in accordance with all laws and regulations, including securities laws, applicable to such Member or Person, as appropriate, and (v) setting forth the effective date of the Disposition.

        III.6   Right of First Refusal
                ----------------------

        No Member shall be entitled to transfer its Membership Interest, or any part thereof, except

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in a sale exclusively for cash in accordance with this Section III.6 or in a transfer expressly permitted by this Agreement at any time; provided that no Member shall transfer its Membership Interest in a sale for cash at any time without first giving written notice to the Company and the other Members of its intention to transfer such Membership Interest. Any such notice shall specify the identity of the transferee and the amount of the cash purchase price proposed to be paid for such Membership Interest, and shall include a copy of the written offer of such transferee to purchase such Membership Interest, which offer shall be in a form legally capable of acceptance and without contingencies.

        Any transfer of Membership Interest requiring the giving of written notice under this Section III.6 shall be subject to a right of first refusal on the part of the Company exercisable within thirty (30) days of receipt of such written notice (the "Company Period"). During the Company Period, the Company, subject to any restrictions imposed by law, shall have the right to elect to purchase all or any part (subject to the condition set forth below) of the Membership Interest (the "Subject Membership Interest") proposed to be sold by the Member delivering such notice (the "Selling Member") for cash equal to the cash purchase price, if any, proposed to be paid for such Membership Interest. The Company shall exercise its election right by written notice delivered to the Selling Member and the other Members within the Company Period. If the Company does not elect to purchase all of the Subject Membership Interest, then such right of first refusal shall pass to the other Members as follows:

        Upon the expiration of the Company Period, each Member, other than the Selling Member, shall have fifteen (15) days (the "Member Period") to elect in writing to purchase all or any part of the Subject Membership Interest not subject to purchase by the Company. In the event that the other Members elect to purchase in the aggregate more Membership Interest than the Subject Membership Interest available for sale, the Subject Membership Interest shall be apportioned among the other Members in accordance with their percentage interest in the Company. The other Members shall exercise their election right by written notice delivered to the Selling Member and the Company within the Member Period. If the Company and the other Members entitled to this right of first refusal decline to purchase in the aggregate an amount equal to all of the Subject Membership Interest, the Selling Member may thereafter transfer all, but not less than all, the Subject Membership Interest in accordance with the terms set forth in the written notice to the Company and the other Members.

        If the Company elects to purchase all of the Subject Membership Interest it shall tender payment for such interest within One Hundred Twenty Days following the end of the Company Period to the Selling Member. If the Company does not elect to purchase all of the Subject Membership Interest, but the Company and/or the other Members elect to purchase all of the Subject Membership Interest, they shall tender payment for such interest within One Hundred Twenty Days following the end of the Member Period to the Selling Member. Failure to tender the full payment for all the Subject Membership Interest shall terminate the Company's and the other Members' rights to purchase and the Selling Member may thereafter transfer all, but not less than all, of the Subject Membership Interest in accordance with the terms set forth in the written notice to the Company and the other Members.

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          No transfer of the Subject Membership Interest shall be made after the end of One Hundred Eighty (180) days after the original notice given to the Company and the Members under this Section III.6 or for a price that is lower than the price specified in the notice referred to in this Section III.6, unless the Membership Interest are first offered again to the Company and the other Members in accordance with this Section III.6.

   III.7  Tag Along Rights.
          -----------------

In the event that Angelika, Inc. or any successors or assigns thereof, proposes to transfer all, or any portion of its Membership Interest to a Person (other than a transferee pursuant to Section III.5.2), then Angelika, Inc., shall promptly give written notice (the "Tag Along Notice") to the Company and the other Members of its intention to transfer such Membership Interest at least forty-five (45) days prior to the closing of such transfer. Any such Tag Along Notice shall specify in reasonable detail the proposed transfer, including the identity of the transferee and the amount of the purchase price to be paid for such Membership Interest or portion thereof, and shall include a copy of the documentation evidencing such transaction and the date such proposed transfer is expected to be consummated. It is understood by the parties hereto that transfers of any interest in Angelika, Inc. by the shareholders thereof shall constitute a transfer pursuant to this Section III.7.

Each Member shall have the right, exercisable upon written notice delivered to Angelika, Inc., within twenty (20) days after receipt of such notice, to participate in such sale on substantially the same terms and conditions set forth in the Tag Along Notice, and to sell all of its Membership Interest for the same consideration (adjusted to reflect such Member's percentage interest in the Company) received by Angelika, Inc. It is understood by each of the Members that, in the event the transferee in a transfer contemplated by this Section III.7, will not agree to purchase such Member's interest on the terms and conditions described above, Angelika, Inc. shall not be entitled to sell its Membership Interest pursuant to this Section III.7.

The non-exercise of the rights of the Members hereunder to participate in one or more transfers of the Membership Interest of Angelika, Inc., shall not adversely affect their rights to participate in subsequent sales of the Membership Interest of Angelika, Inc.


   III.8  Amendment of Agreement to Reflect New Members.  If a Person is to be
          ---------------------------------------------
admitted to the Company as a new member, the Person to be admitted as a new member shall execute appropriate amendments to this Agreement to take into account the Person's admission as a new member. In the case of any admission pursuant to Section III.5.2, amendment shall provide, among things, that the admission of the new member shall be deemed to occur immediately before any withdrawal of the transferor Member.

   III.9  No Resignation or Removal.  Except as otherwise specifically
          -------------------------
provided in this Agreement, a Member does not have the right or power to resign or withdraw from the Company as a Member and shall be entitled to do so only with the approval of the other Members.

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     III.10  No Liability to Third Parties.  No Member shall have any personal
             ------------------------------
obligation for any liabilities of the Company, whether liabilities arise in contract, tort or otherwise, except to the extent that any liabilities are expressly assumed in a separate writing by the Member.

     III.11  Indemnification by Members.  To the fullest extent permitted by
             --------------------------
law, each Member shall indemnify the Company, the other Members, and their respective members, trustees, officers, directors, shareholders, employees, associates, agents, and Affiliates, and hold them harmless from and against, any and all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and reasonable attorney's fees) (collectively referred to herein as "Damages") they may incur on account of any material breach by the Member of any provision of this Agreement.

     III.12  Rights of Assignees.  In the event the Company is required to
             -------------------
recognize the validity of a Disposition notwithstanding the provisions of this
Article III to the contrary, the assignee of a Membership Interest who has not been admitted to the Company in accordance with this Article III shall be entitled only to allocations and distributions with respect to Membership Interest as provided in this Agreement, but shall have no right to any information or accounting of the affairs of the Company, or to inspect the books or records of the Company, and shall not have any rights of a Member under the Act or this Agreement.

                                  ARTICLE IV
                  CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

     IV.1    Capital Contributions.  Angelika, Inc. hereby agrees to make, on
             ---------------------
an as needed basis, an initial Capital Contribution of $10,340,683. Sutton Hill hereby agrees to make, on an as needed basis, an initial Capital Contribution of $2,068,137. The initial membership interests will be as follows: Angelika, Inc., 83.34% and Sutton Hill, 16.66%. The Members agree to fund timely their capital commitments on a pro-rata basis in accordance with the above percentages.

     IV.2    No Return of Capital Contribution; No Interest. Except as otherwise
             ----------------------------------------------
specifically provided in this Agreement, a Member shall not be entitled to demand or receive the return of all or any portion of the Member's Capital Contribution or to be paid interest in respect of either its Capital Account or Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash. No Member shall be required to contribute or to lend any money or property to the Company to enable the Company to return any other Member's Capital Contribution.

     IV.3    Capital Accounts.  A Capital Account shall be established and
             ----------------
maintained for each Member. Each Member's Capital Account (a) shall be increased by (i) the amount of money contributed by or on behalf of that Member to the Company, (ii) the fair market value of property contributed by or on behalf of that Member to the Company (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company Income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. (S) 1.704-1(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and
(iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. (S) 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) of this sentence and loss or deduction described in Treas. Reg. (S) 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii). The Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. (S)(S) 1.704-1(b)(2)(iv) and 1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. (S) 1.704-1(b)(2)(iv)(g). On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee in accordance with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv)(l).

     IV.4  No Obligation to Restore Deficits.  No Member shall have any
           ---------------------------------
Liability or obligation to the Company, the other Members or any creditor of the Company to restore at any time any deficit balance in Member's Capital Account.

     IV.5  Additional Capital Contributions.
           --------------------------------

               (a)   Member Preemptive Rights:  To the extent that additional
                     ------------------------
           capital is required, the Members will have a forty-five day preemptive right (the "Rights Period") to provide such capital, with the intention that each Member will have the opportunity to preserve such Member's proportionate Membership Interest through the provision of such further capital.

               (b)   Contribution Right:  So long as it is a Member with a
                     ------------------
           Membership Interest representing at least 50% of the aggregate Membership Interests, Angelika, Inc. will have the right, but not the obligation, to provide capital to the Company to meet the obligations of the Company. This right is subject to the preemptive rights of the other Members, as set forth in subsection (a), immediately above. However, such contributions may be made immediately, subject to repayment (with interest at the rate of 30 Day LIBOR plus 2.25 basis points) from the proceeds of any such exercise of preemptive rights within forty-five (45) days of notice to the Members of such capital contribution by Angelika, Inc. Such contributions will be treated as contributions to capital by Angelika, Inc. effective on the date funded, and Angelika, Inc.'s Membership Interest will be increased proportionately by the

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           amount of such contributions, except to the extent such
           contributions, if any, are repaid from the proceeds of an exercise by Members of preemptive rights during the Rights Period.

     IV.6  Member Guarantees.  No member will be required to issue any
           -----------------
guarantee.

                                   ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS

     V.1   Allocations of Income and Loss.  Income and Loss for each year shall
           ------------------------------
be allocated as follows:

           V.1.1  After giving effect to the special allocations set forth in
Section V.2, Income shall be allocated to the Members, 83.34% to Angelika, Inc. and 16.66% to Sutton Hill.

           V.1.2  After giving effect to the special allocations set forth in
Section V.2, Loss shall be allocated to the Members, 83.34% to Angelika, Inc. and 16.66% to Sutton Hill.

     V.2   Special Allocations.
           -------------------

           V.2.1 Notwithstanding the provisions of Section V.1, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for year (and, if necessary, in subsequent years) in an amount equal to the portion of Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of net decrease shall be determined in accordance with Treas. Reg. (S) 1.704-2(g)(2). Allocations pursuant to this Section V.2.1 shall be made in proportion to the amounts required to be allocated to each Member under this Section V.2.1. The items to be so allocated shall be determined in accordance with Treas. Reg.
(S) 1.704-2(f). This Section V.2.1 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. (S) 1.704-2(f) and shall be interpreted consistently therewith.

           V.2.2 Notwithstanding the provisions of Section V.1, if there is a net decrease in Minimum Gain attributable to a Nonrecourse Liability during any taxable year, each Member who has a share of Company Minimum Gain attributable to Nonrecourse Debt (which share shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for taxable year (and, if necessary, in subsequent years) in an amount equal to that portion of Member's share of the net decrease in Company Minimum Gain attributable to Nonrecourse Liability that is allocable to the disposition of Company property subject to Nonrecourse Debt (which share of net decrease shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(5)). Allocations pursuant to this Section V.2.2 shall be made in proportion to the amounts required to be allocated to each Member under this Section V.2.2. The items to be so allocated shall be determined in accordance with Treas. Reg. (S) 1.704-2(i)(4). This Section V.2.2 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. (S) 1.704-2(i)(4) and shall be interpreted consistently therewith.

          V.2.3 Notwithstanding the provisions of Section V.1, any nonrecourse deductions (as defined in Treas. Reg. (S) 1.704-2(b)(1)), other than depreciation and amortization deductions specially allocated pursuant to Section V.2.8, for any taxable year or other period shall be specially allocated to the Members in accordance with their respective percentage interests in Income and Member Nonrecourse Deductions shall be allocated to the Member to whom the Member Nonrecourse Debt is allocated.

          V.2.4 Notwithstanding the provisions of Section V.1, those items of Company loss, deduction, or expenditures under section 705(a)(2)(B) of the Code which are attributable to Member Nonrecourse Debt for any taxable year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which items are attributable in accordance with Treas. Reg. (S) 1.704-2(i).

          V.2.5 Notwithstanding the provisions of Section V.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a deficit balance in Member's Capital Account in excess of Member's share of Minimum Gain, items of Company income and gain shall be specially allocated to Member in an amount and manner sufficient to eliminate excess deficit balance as quickly as possible. Any special allocations of items of income and gain pursuant to this Section V.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article V so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Section V.2.5 to the extent possible, shall be equal to the net amount that would have been allocated to each Member pursuant to the provisions of this Article V if unexpected adjustments, allocations, or distributions had not occurred.

          V.2.6 Notwithstanding any other provision in this Article V, in accordance with section 704(C) of the Code, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section V.2.5 are solely for purposes of federal, state, and local taxes; as , they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of Income, Loss, or items of distribution pursuant to any provision of this Agreement.

          V.2.7 In the event any Member has a deficit Capital Account at the end of any Company taxable year which is in excess of the sum of (i) the amount, if any, Member is obligated to restore and (ii) the amount Member is deemed to be obligated to restore pursuant to the next to the last sentences of Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704(2)(i)(5), each Member shall be specially allocated items of Company income and gain in the amount of excess as quickly as possible, provided that an allocation pursuant to this Section V.2.7 shall be made if and only to the extent that

Member would have a deficit Capital Account in excess of sum after all other allocations provided for in this Article V have been tentatively made as if this
Section V.2.7 and Section V.2.5 hereof were not in this Agreement.

          V.2.8 100% of the Company's Depreciation deductions shall be allocated to Sutton Hill, up to an amount equal to its initial Capital Contribution. Thereafter, 100% of the Company's Depreciation deductions shall be allocated to Angelika, Inc. up to an amount equal to its initial Capital Contribution. Thereafter, Depreciation deductions will be allocated 16.66% to Sutton Hill and 83.34% to Angelika, Inc.

     V.3  Allocation of Income and Loss in Respect of a Transferred Interest.
          ------------------------------------------------------------------

          V.3.1 If a Member's Membership Interest is transferred, or is adjusted by reason of additional Capital Contributions, the admission of a new Member, or otherwise, during any taxable year, each item of income, gain, loss, deduction, or credit of the Company for taxable year shall be assigned pro rata to each day in the particular period of year to which item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each item so assigned to any day shall be allocated to the Member based upon its percentage interest in Company allocations at the close of day. For the purpose of accounting convenience, except as provided below, the Company may treat a transfer of, or an adjustment in, a Membership Interest which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of semi-monthly period, regardless of when during semi-monthly period transfer or adjustment actually occurs.

          V.3.2 Notwithstanding any provision to the contrary in this Agreement, gain or loss of the Company realized in connection with a Disposition of any of the assets of the Company shall be allocated solely to the Members as of the date Disposition occurs (or to any particular Member or Members as required by Code section 704(c), if applicable to Disposition).

     V.5  Distributions.
          -------------

          V.5.1 Subject to any restrictions under applicable law, the Company shall periodically distribute Distributable Cash to the Members not less frequently than quarterly, with the amount and timing of distributions to be determined by the Members.

          V.5.2 Except as otherwise provided in the case of the Company's liquidation and termination, all distributions of Distributable Cash shall be made 83.34% to Angelika, Inc. and 16.66% to Sutton Hill.

     V.6  Form of Distributions.  A Member has no right to demand or receive any
          ---------------------
distribution from the Company in any form other than cash. Likewise, except in connection with the dissolution of the Company as provided herein, no Member shall be compelled to accept from the Company a distribution of any asset in kind.

                                   ARTICLE VI
                            MANAGEMENT AND OPERATION

     VI.1  Management of Company by Members.
           --------------------------------

           The business, property, and affairs of the Company shall be managed exclusively by the Members. The full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company in accordance with the terms of this Agreement, to make all decisions regarding the same, and to perform any and all other acts or activities consistent therewith which are customary or incidental to the management of the Company's business is subject to the Approval of the Members.

     VI.2  Administration.
           --------------

           VI.2.1  Officers and Employees.  In order to provide for the orderly
                   ----------------------
administration of the Company, the Members may designate from time to time an administrative committee and/or may appoint officers to administer the business and affairs of the Company, as set forth in a resolution executed by a Majority in Interest of the Members. Initially, James J. Cotter, Robert Smerling and S. Craig Tompkins will serve as Managing Directors of the Company, but will not receive any separate compensation from the Company for their services in such capacities. The execution of any document by two or more Managing Directors will bind the Company in its affairs with all persons other than the Members and
their Affiliates.   At the direction of the Members, the Company may also retain employees to carry out the business of the Company.

           VI.2.2  Management Agreement.  Simultaneously with the execution of
                   --------------------
this Agreement, the Company is entering into the Management Agreement.
     VI.3 Other Theatres.
          --------------

Each of the Members hereby acknowledge and agree that Angelika, Inc. and/or one or more of its Affiliates may develop, own, lease or operate, as applicable, movie theatres located outside New York City including, without limitation, theatres that exhibit specialty art films (collectively, "Reading Theatres").
Subject to the Executive Sharing Agreement  dated as of November 1, 1993    by
and between Reading Company and City Cinemas, each of the Members acknowledge and agree that Sutton Hill and/or its Affiliates has and may develop, own, lease or operate, as applicable, other movie theatres located inside and outside of New York City. It is further acknowledged and agreed that neither Sutton Hill, Angelika, Inc. nor any of their respective Affiliates shall have any right to contribute capital with respect to or acquire any ownership interest in, participate in any profits generated by, or manage, other theatres that are developed, owned, leased or operated by the other party. It is further acknowledged and agreed by the Members that Angelika, Inc. may use the tradename "Angelika" in connection with its development, ownership, lease or operation, as applicable, of such Reading Theatres, subject to the documentation of a reasonable royalty-free license agreement, approval of which will not be unreasonably withheld or delayed; provided it is understood that, in no event may Angelika, Inc. use the tradename "Angelika" in New York City without the written approval of Sutton Hill.

     VI.4 Financing.
          ---------

Each of the Members acknowledge and agree that it is the Company's current intention to seek third party financing (collectively "Indebtedness") secured by the Angelika Theatre in an amount at least equal to the initial Capital Contribution of Angelika, Inc. Each of the Members agree that the portion of such financing proceeds equal to Angelika, Inc.'s initial Capital Contribution shall be lent by the Company to Angelika, Inc., and the remainder of such proceeds shall be lent by the Company to Sutton Hill, up to the amount of Sutton Hill's initial Capital Contribution. These loans will be evidenced by promissory notes reflecting the economics of the underlying loan to the Company. It is further acknowledged and agreed that Angelika, Inc. may pledge its Membership Interest in connection with borrowings by Angelika, Inc. and/or its Affiliates and that such indebtedness may be in excess of the initial Capital Contribution of Angelika Inc.

     VI.5 Subordination.
          -------------

In connection with any indebtedness of the Company or Angelika, Inc. described in Section VI.4 above pursuant to which either the Angelika Theatre or Angelika Inc.'s Membership Interest serves as security (collectively, "Indebtedness"), Sutton Hill hereby agrees that it shall execute any reasonable agreement, instrument or other document evidencing that Sutton Hill shall subordinate solely the rights incident to its Membership Interest to the lenders extending such Indebtedness to the extent the portion of such Indebtedness secured by such Membership Interest does not exceed Angelika, Inc.'s initial Capital Contribution; provided that Sutton Hill is provided commercially reasonable notice and cure rights with respect to any such Indebtedness. To the fullest extent permitted by law, Angelika, Inc. shall indemnify Sutton Hill and its partners, officers, directors, employees, associates, agents and Affiliates harmless from and against any Damages they may incur on account of any default by the Company or Angelika, Inc., as the case may be, in connection with any such Indebtedness.


                                  ARTICLE VII
                                  TAX MATTERS

     VII.1 Tax Returns.  The Company shall prepare or cause to be prepared
           -----------
and filed all necessary federal, state, and local income tax returns for the Company. The Company shall furnish to each Member copies of all returns that are actually filed and shall keep them informed of any and all pending or threatened tax proceedings regarding the Company.

     VII.2 Tax Matters Partner.  Angelika, Inc. shall be the "tax matters
           -------------------
partner" of the Company pursuant to section 6231(a)(7) of the Code. Angelika, Inc. shall take action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6231(a)(8) of the Code, and shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" and, shall forward to each Member copies of all significant written communications it may receive in capacity. Angelika, Inc. shall not take any action contemplated by sections 6222 through 6231 of the Code without the consent of the Members.

     VII.3  Tax Elections.  The Company shall make the following elections on
            -------------
the appropriate tax returns:

            VII.3.1  to adopt the calendar year as the Company's fiscal year;

            VII.3.2 to adopt an appropriate method of accounting and to keep the Company's books and records on that method; and

            VII.3.3 any other election Angelika, Inc. deems appropriate and in the best interests of the Company and the Members. It is the intent of the Members that the Company be treated as a partnership for United States federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes. Neither the Company nor any other Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision of this Agreement shall be construed to sanction or approve an election.

     VII.4  Withholding.  With respect to any Member who is not a United States
            -----------
person within the meaning of the Code, any tax required to be withheld under section 1446 or other provisions of the Code, or under state law, shall, unless already reflected by an appropriate charge to that Member's Capital Account, be charged to that Member's Capital Account as if the amount of tax had been distributed to Member. The amount so withheld shall be treated as a distribution of Distributable Cash to Member for all purposes of this Agreement.

                                 ARTICLE VIII
                                  INFORMATION

     VIII.1 Information.  In addition to the other rights specifically set forth
            -----------
in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and other information regarding the Company, as it may reasonably request from time to time.

                                  ARTICLE IX
                  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     IX.1   Maintenance of Books.  The books of account for the Company shall be
            --------------------
maintained on an accrual basis in accordance with the terms of this Agreement, except that Capital Accounts shall be maintained in accordance with Article IV. The calendar year shall be the accounting year of the Company.

     IX.2   Financial Information.  The Company shall prepare, or shall cause to
            ---------------------
be prepared, as
soon as practicable after the end of each fiscal year of the Company, and in any event on or before the 90th day thereafter, a balance sheet, an income statement and a statement of changes in Members' capital in the Company for, or as of the end of, that year. In addition, the Company shall deliver to each Member within 90 days after each fiscal year a copy of the Company's federal income tax return for that year and a Schedule K-1 setting forth Member's distributions and allocations.

     IX.3  Bank Accounts.  The Company shall establish and maintain one or more
           -------------
separate bank and investment accounts for the Company's funds in the Company's name with financial institutions and firms as the Members may select and designate signatories thereon. The Company's funds may not be commingled with other funds of any other Person.

                                   ARTICLE X
                          DISSOLUTION AND WINDING UP

     X.1   Conditions of Dissolution.  The Company shall be dissolved, its
           -------------------------
assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                 (a) the vote, consent or approval of a Majority in Interest of the Members at any time to dissolve the Company;

                 (b) the occurrence of a Dissolution Event, unless within ninety (90) days after the occurrence, the remaining Members (other than the Member as to which Dissolution Event occurred) consent to continue the Company;

                 (c) the Disposition of all of the property and assets of the Company;

                 (d) the entry of a decree of judicial dissolution under the Act; or

                (e)    the expiration of the term of existence of the Company.

     X.2   Liquidation and Termination.
           ---------------------------

           X.2.1 Upon the dissolution of the Company as provided in Section X.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Members shall act as liquidators or may appoint one or more other Persons to act as liquidator. The liquidator shall oversee the winding up and liquidation of the Company, take full account of the liabilities of the Company and assets, either cause the Company's assets to be sold as promptly as is consistent with obtaining fair market value therefor (or, with the consent of the Members, distributed to the Liquidation Member) and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in paragraph (c) below. Until final distribution, the liquidator shall manage the Company's business and other property and assets with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

                (b) during the period commencing on the first day of dissolution pursuant to Section X.1 hereof and ending on the date on which all of the assets of the Company have been distributed to the Members in accordance with this Section X.2, the Members shall continue to share Income, Loss, and other items of Company income, gain, loss or deduction in the manner provided in Article V, provided that no distributions shall be made pursuant to Section V.4;

                (c) the liquidator shall pay or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, but subject to the provisions of applicable law, all expenses incurred in liquidation) or otherwise make reasonably adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in amount and for terms as the liquidator may reasonably determine);

                (d) all remaining assets of the Company shall be distributed to the Members in accordance with the positive balances of their Capital Accounts; and

                (e) the liquidator may sell any or all Company property, including to the Members for fair market value.

          X.2.2 Any distributions in kind to the Members shall be made subject to the liability of distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination.

     X.3  Cancellation of Filings.  Upon completion of the distribution of
          -----------------------
Company assets as provided herein, the Company is terminated, and the liquidator shall take actions as may be necessary to terminate the Company.

                                  ARTICLE XI
                         INDEMNIFICATION AND INSURANCE

     XI.1   Indemnification by Company
            --------------------------

            XI.1.1 The Company shall indemnify and defend each Member or officer or employee of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding") by reason of the fact that it is or was a Member, manager,
    ----------
officer, or other agent of the Company or that, being or having been a Member, manager, officer or agent, it is or was serving at the request of the Company as a manager, director, officer, employee, or other agent of another Person (all Persons being referred to hereinafter as an "agent"), to the fullest extent
                                             -----
permitted by applicable law in effect on the date hereof and to greater extent as applicable law may hereafter from time to time permit; provided, however, that no Person shall be entitled to indemnification hereunder for any act or omission constituting gross negligence, willful misconduct or material breach of this Agreement. Furthermore, the Company may, but shall not be obligated to, indemnify any other Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by reason of the fact that person is or was an agent to the same extent as is provided for in the preceding sentence with respect to a Member or agent.

            XI.1.2 The indemnification provided by, or granted pursuant to, the provisions of this Article XI shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any agreement, vote of Members, or otherwise, both as to action in Person's capacity as an agent of the Company and as to action in another capacity while serving as an agent. All rights to indemnification under this Article XI shall be deemed to be provided by a contract between the Company and each Member and officer who serves in capacity at any time while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any rights then existing.

                                  ARTICLE XII
                              GENERAL PROVISIONS

     XII.1  Notices  All notices and other communications provided for or
            -------
permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the Person to be notified, postage paid, and registered or certified with return receipt requested, or by notice being delivered in person or by facsimile communication to party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a Member shall be sent to or made at, and all payments hereunder shall be made at, the address given for that Member or other address as that Member may specify by notice to the Company and the other Members.

     XII.2  Entire Agreement; Waivers and Modifications.
            -------------------------------------------

            XII.2.1 The Certificate and this Agreement constitute the entire agreement of the Members and their respective Affiliates relating to the Company and supersedes any and all prior contracts, understandings, negotiations, and agreements with respect to the Company and the subject matter hereof, whether oral or written.

            XII.2.2 The Certificate and this Agreement may be amended or modified from time to time only by a written instrument executed by the Members.

            XII.2.3 In the event of an inconsistency or conflict between the provisions of this Agreement and any resolution adopted by the Members, resolution shall be deemed an amendment to this Agreement and a waiver by the Members of the inconsistent or conflicting provision of this Agreement. Any waiver or consent, express, implied or deemed to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run. Except with respect to the matters described in the first sentence of this Section XII.2.3, all waivers and consents hereunder shall be in writing and shall be delivered to the Company and the Members in the manner set forth in Section XII.1. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

     XII.3  Binding Effect; No Third-Party Beneficiaries.  Subject to the
            --------------------------------------------
restrictions on Dispositions set forth herein, this Agreement is binding on and inures to the benefit of the Members and their respective successors and assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any king, it being the intent of the parties that this Agreement shall not be construed as a third-party beneficiary contract.

     XII.4  Governing Law.  This Agreement is governed by and shall be construed
            -------------
in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

     XII.5  Further Assurances.  In connection with this Agreement and the
            ------------------
transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

     XII.6  Waiver of Certain Rights.  Each Member irrevocably waives any right
            ------------------------
it might have to maintain any action for partition of the property of the Company.

     XII.7  Multiple Counterparts; Facsimile Transmissions.  This Agreement may
            ----------------------------------------------
be executed in multiple counterparts with the same effect as if the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Upon the request of any party, any party who shall have delivered an executed counterpart of this Agreement by facsimile shall deliver a manually executed counterpart as well, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

     XII.8  Submission to Jurisdiction.  Each of the Members hereby consents to
            --------------------------
the jurisdiction of any state or federal court located within the State of Delaware, and, subject to the provisions of Section XII.8, irrevocably agrees that all actions or proceedings relating to this Agreement shall be instituted and heard by the courts of jurisdiction. Each Member hereby waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any court and personal service of any and all process upon it, and consents to any service of process made in the manner provided herein for the giving of notices under this Agreement.

     IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the date first above written.


                                      MEMBERS:
                                      -------


                                      ANGELIKA CINEMAS, INC.


                                      By:    /s/ Charles S. Groshon
                                           -------------------------------------
                                      Name:  Charles S. Groshon
                                      Title:  Vice President



                                      SUTTON HILL ASSOCIATES, a California
                                      General Partnership



                                      By:    /s/ Bradley J. Neel
                                           -------------------------------------
                                      Name:  Bradley J. Neel
                                      Its:  Secretary